QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TolerRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3522987 (I.R.S. Employer Identification No.)
300 Technology Square, Cambridge, Massachusetts 02139 (Address of principal executive offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-108244 (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered
None	N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of capital stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-108244), as amended, initially filed with the Securities and Exchange Commission on August 26, 2003 (the "Registration Statement"), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1
Fourth Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement (File No. 333-108244)).

3.2
Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement (File No. 333-108244)).

4.1
Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement (File No. 333-108244)).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

TOLERRX, INC.
By:	/s/ DOUGLAS E. ONSI Douglas E. Onsi Chief Executive Officer

Dated: November 17, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Fourth Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement (File No. 333-108244)).
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement (File No. 333-108244)).
4.1	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement (File No. 333-108244)).

2

QuickLinks

SIGNATURES
EXHIBIT INDEX